Exhibit 99.28(h)(i)(1)

Amendment to

Fund Administration and Accounting Agreement

Amendment dated August 20, 2021 ("Effective Date") to the Fund Administration and Accounting Agreement dated November 1, 2019 (the "Agreement") made by and between Forethought Variable Insurance Trust (the "Trust") and The Bank of New York Mellon ("BNY Mellon").

Intending to be legally bound, the Trust and BNY Mellon hereby agree as follows:

1.	Exhibit A of the Agreement is hereby amended and restated as set forth in Exhibit A to this Amendment.

2.	The date "November 1, 2019" is hereby filled in to the blank set forth in Section 5(n) of the Agreement.

3.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control with respect to the subject matter of this Amendment.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy ofthis Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Forethought Variable Insurance Trust

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

The Bank of New York Mellon

By:	/s/ Joseph Morgan
Name:	Joseph Morgan
Title:	Vice President

Exhibit A

List of Funds

Forethought Variable Insurance Trust

Name

Global Atlantic American Funds® Managed Risk Portfolio

Global Atlantic Balanced Managed Risk Portfolio

Global Atlantic BlackRock Selects Managed Risk Portfolio

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio

Global Atlantic Growth Managed Risk Portfolio

Global Atlantic Moderate Growth Managed Risk Portfolio

Global Atlantic Select Advisor Managed Risk Portfolio

Global Atlantic Wellington Research Managed Risk Portfolio

Global Atlantic BlackRock Allocation Portfolio

Global Atlantic BlackRock Disciplined Core Portfolio

Global Atlantic BlackRock Disciplined Growth Portfolio

Global Atlantic BlackRock Disciplined International Core Portfolio

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Global Atlantic BlackRock Disciplined Value Portfolio

Global Atlantic BlackRock High Yield Portfolio

Global Atlantic Goldman Sachs Core Fixed Income Portfolio